UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 9, 2026

Whitestone REIT

(Exact name of registrant as specified in its charter)

Maryland	001-34855	76-0594970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2600 South Gessner, Suite 500
Houston, Texas	77063
(Address of principal executive offices)	(Zip Code)

(713) 827-9595

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, par value $0.001 per share	WSR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously disclosed, on April 8, 2026, Whitestone REIT, a Maryland real estate investment trust (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Whitestone REIT Operating Partnership, L.P. (the “Operating Partnership”), AREG Wizard Parent LP (“Parent”), AREG Wizard Intermediate LP (“Merger Sub”), and AREG Wizard Operating Partnership LP (“Merger OP” and, collectively with Parent and Merger Sub, the “Parent Parties”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein and in accordance with Maryland REIT Law and the Delaware Revised Uniform Limited Partnership Act, Merger OP will merge with and into the Operating Partnership (the “Partnership Merger”), and, immediately following the Partnership Merger, the Company will merge with and into Merger Sub (the “Company Merger” and, together with the Partnership Merger, the “Mergers”). Upon completion of the Partnership Merger, the Operating Partnership will survive, and the separate existence of Merger OP will cease. Upon completion of the Company Merger, Merger Sub will survive as a wholly owned subsidiary of Parent, and the separate existence of the Company will cease.

On July 9, 2026, the Company held a virtual special meeting of shareholders (the “Special Meeting”) to vote on certain proposals related to the Mergers as described in the Company’s definitive proxy statement (the “Definitive Proxy Statement”) filed with the United States Securities and Exchange Commission on May 19, 2026. As of the close of business on May 14, 2026, the record date for the Special Meeting, a total of 51,393,977 common shares of beneficial interest, par value $0.001 per share (“Common Shares”), were issued and outstanding and entitled to vote at the Special Meeting. At the Special Meeting, 37,241,693 shares of Common Shares were present or represented by proxy, representing approximately 72.46% of the shares of Common Shares issued and outstanding and entitled to vote, which constituted a quorum. All references in this Current Report on Form 8-K to “present” shall mean virtually present at the Special Meeting.

Each proposal is described in detail in the Company’s Definitive Proxy Statement. The tables below detail the final voting results for each proposal presented at the Special Meeting:

1.

The proposal to approve the Company Merger, pursuant to the Merger Agreement, was approved by the affirmative vote of holders of Common Shares entitled to cast a majority of all the votes entitled to be cast on the proposal, as set forth below:

For	Against	Abstain

37,039,161	116,016	86,516

2.

The proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the Company Merger was not approved by the affirmative vote of a majority of the votes cast by the holders of the Common Shares present or represented by proxy at the Special Meeting, as set forth below:

For	Against	Abstain

14,527,360	22,599,858	114,475

3.

The proposal to approve one or more adjournments of the Special Meeting from time to time, if necessary or appropriate, including to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve the Company Merger or to seek a quorum if one was not initially obtained was not called because the proposal to approve the Company Merger was approved. If such proposal had been called, it would have been approved by the affirmative vote of a majority of the votes cast by the holders of the Common Shares present or represented by proxy at the Special Meeting, as set forth below:

For	Against	Abstain

34,993,652	2,140,030	108,011

Because none of the proposals above were “routine” matters, there could be no broker non-votes occurring in connection with these proposals at the Special Meeting.

Item 7.01	Regulation FD Disclosure.

On July 9, 2026, the Company issued a press release announcing the results of the Special Meeting. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company anticipates the Company Merger to close on or about July 14, 2026.

The information contained in Item 7.01 of this Current Report on Form 8-K, including the press release attached hereto as Exhibit 99.1, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including the information in the press release attached hereto as Exhibit 99.1, shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of Whitestone REIT, dated July 9, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Whitestone REIT

By:	/s/ John S. Hogan
John S. Hogan
Chief Financial Officer

Date: July 9, 2026